 Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
TO TENDER SHARES OF COMMON STOCK
OF
MVC CAPITAL, INC.
IN CONNECTION WITH ITS
OFFER TO PURCHASE FOR CASH
UP TO $25,000,000 OF SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF NOT LESS THAN $10.40 PER SHARE AND
NOT MORE THAN $11.00 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 21, 2017, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

METHOD OF DELIVERY OF THE CERTIFICATE(S) IS AT THE OPTION AND RISK OF THE OWNER THEREOF. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.
Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A. (the “Depositary”) as follows:
By Mail:	By Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Pursuant to the Offer, the undersigned encloses herewith and tenders the following certificate(s) representing shares of common stock of MVC Capital Inc.:
DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Tendered (attach additional list if necessary)
Certificated Shares*
	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Book-Entry Shares Tendered	Number of Shares Tendered*

Total Shares

*
If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Unless otherwise indicated, it will be assumed that all shares of common stock represented by certificates or book-entry shares described above are being tendered hereby.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. Deliveries to MVC Capital Inc. (“MVC” or the “Company”), Georgeson LLC, the information agent for the Offer (the “Information Agent”) or to The Depository Trust Company (“DTC,” which is hereinafter referred to as the “Book-Entry Transfer Facility”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
You should use this Letter of Transmittal if you are tendering physical certificates or are causing the shares to be delivered by book-entry transfer to the Depositary’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3 of the Offer to Purchase.
Please note the following:
1.   If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for payment shares you are tendering, you should check the box marked “Shares Tendered at Price Determined Pursuant to the Tender Offer” below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the Purchase Price determined by the Company in accordance with the terms of the tender offer, your shares will be deemed to be tendered at the minimum price of  $10.40 per share. YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $10.40 PER SHARE.
2.   If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered At Price Determined By Stockholder” below and complete the other portions of this Letter of Transmittal as appropriate.
3.   If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Date (as defined in the Offer to Purchase) or cannot comply with the procedures for book-entry transfer on a timely basis, you will not be able to tender your shares.
Additional Information if Shares Have Been Lost, Stolen, Destroyed or Mutilated or Are Being Delivered By Book-Entry Transfer.
If any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call Computershare Trust Company, N.A., as Transfer Agent, at (800) 426-5523, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 12.
☐
Check here if tendered shares are being delivered by book-entry transfer made to an account maintained by the Depositary with the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of any Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name(s) of Tendering Institution(s)
Account No.
Transaction Code No.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
(1)
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Company in accordance with the terms of the tender offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $10.40	☐ $10.50	☐ $10.60	☐ $10.70	☐ $10.80
☐ $10.90	☐ $11.00
–OR–
(2)
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of  $10.40 per share.
☐
The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $10.40 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

CONDITIONAL TENDER (See Instruction 13)
A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares that you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐ The minimum number of shares that must be purchased, if any are purchased, is: ________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:

☐ The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)
To be completed ONLY if the check for the Purchase Price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be issued in the name of someone other than the undersigned or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.
Issue	☐ Check to:
☐ Share certificate(s) to:
Name(s)	(Please Print)
Address(es)
(Taxpayer Identification No(s).)

☐
Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account Number: ________________

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)
To be completed ONLY if the check for the Purchase Price of shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).
Deliver	☐ Check to:
☐ Share certificate(s) to:
Name(s)	(Please Print)
Address(es)

SIGN HERE
(Please Complete and Return the Attached Form W-9 below or an applicable Form W-8)

Signature(s) of Owner(s)
Name(s):

(Please Print)
Capacity (full title):
Address:

(Tax Identification or Social Security Number)
(See Form W-9 Included Herewith)
Daytime Area Code and Telephone Number:
Dated:
(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)
Guarantee of Signature(s), if required
(See Instructions 1 and 6)
Name:
(Please Print)
Title:
Name of Firm:
Authorized Signature:
Address:
Area Code and Telephone Number:
Dated:

Ladies and Gentlemen:
The undersigned hereby tenders to MVC Capital Inc., a Delaware corporation (“MVC” or the “Company”), the above-described shares of common stock, $0.01 par value per share (the “shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 22, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, (which collectively with this Letter of Transmittal, as amended or supplemented from time to time, constitute the “tender offer”). The Company also expressly reserves the right, in its sole discretion, to accept for purchase at the Purchase Price pursuant to the tender offer up to an additional 2% of our outstanding shares without extending the Expiration Date.
Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:
(1)
deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company;

(2)
present such shares for transfer and cancellation on the books of the Company; and

(3)
receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands, upon the terms and subject to the conditions of the tender offer, the Company will determine a single per share purchase price (the “Purchase Price”), not less than $10.40 and not greater than $11.00 per share, that will allow it to purchase that number of shares having an aggregate purchase price of  $25 million, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer. The undersigned understands that the Company will select the lowest Purchase Price (in increments of  $0.10) within the price range specified above that will allow the Company to purchase that number of shares having an aggregate purchase price of  $25 million, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer, at a price not less than $10.40 and not greater than $11.00 per share in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law and regulation. The undersigned understands that all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including its proration provisions and conditional tender provisions. The Company will return at its expense all other shares, including shares tendered at prices greater than the Purchase Price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Date.
The undersigned hereby represents and warrants that the undersigned:
(1)
has a net long position in shares at least equal to the number of shares being tendered;

(2)
has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3)
will, upon request, execute and deliver all additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the tender offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The undersigned acknowledges that under no circumstances will the Company pay interest on the Purchase Price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.
Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and any certificates for shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the Purchase Price of any shares purchased (less the amount of any U.S. federal income or backup withholding tax required to be withheld) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.
The undersigned recognizes that the Company has no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of the registered holder(s) thereof, if the Company does not accept for payment any of the shares so tendered.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Tender Offer
1.   Guarantee of Signatures.
Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the shares tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (b) if such shares are tendered for the account of an Eligible Institution. See Instruction 8. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 6.
2.   Delivery of Letter of Transmittal and Shares.
You should use this Letter of Transmittal only if you are forwarding certificates with this Letter of Transmittal pursuant to the procedures set forth in Section 3 of the Offer to Purchase. In order for you to properly tender shares, certificates for all physically delivered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal or an Agent’s Message in connection with book-entry transfer and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase).
Agent’s Message.   The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an acknowledgment from the participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against them.
The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
Except as specifically permitted by Section 6 of the Offer to Purchase, the Company will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.
3.   Inadequate Space.
If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.
4.   Partial Tenders (Not applicable to stockholders who tender by book-entry transfer).
If you wish to tender fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the stockholder.

5.   Indication of Price at Which Shares are Being Tendered.
For shares to be properly tendered, the stockholder MUST either (1) check the box indicating the price per share at which such stockholder is tendering shares under the section captioned “Shares Tendered at Price Determined by Stockholder” or (2) check the box in the section captioned “Shares Tendered at Price Determined Pursuant to the Tender Offer” in order to maximize the chance of having the Company purchase the shares tendered (subject to the proration and priority provisions). For purposes of determining the Purchase Price, shares that are tendered by stockholders agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of  $10.40 per share. Selecting option (1) could result in none of the stockholder’s tendered shares being purchased if the Purchase Price for the shares turns out to be less than the price selected by the stockholder. Selecting option (2) may lower the Purchase Price paid for shares in the tender offer and could result in the stockholder receiving the minimum price of  $10.40 per share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of shares. A stockholder wishing to tender portions of such stockholder’s share holdings at different prices must complete a separate Letter of Transmittal for each price at which such stockholder wishes to tender each such portion of such stockholder’s shares. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.
6.   Signatures on Letter of Transmittal; Stock Powers and Endorsements.
(a)
Exact Signatures.   If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

(b)
Joint Holders.   If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c)
Different Names on Certificates.   If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d)
Endorsements.   If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.
If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.
7.   Stock Transfer Taxes.
Except as provided in this Instruction 7, the Company will pay any stock transfer taxes with respect to the sale and transfer of any shares to it or its order pursuant to the tender offer. If, however, payment of the Purchase Price is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of a person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

8.   Special Payment and Delivery Instructions.
If the check for the Purchase Price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed. Transfer taxes may be apply if either the box captioned “Special Delivery Instructions” or “Special Payment Instructions” on this Letter of Transmittal is completed. See Instruction 7.
9.   Withholding on Gross Proceeds.
Under U.S. federal income tax laws, the Depositary may be required to withhold a portion (currently, 28%) of the amount of any payments made to certain stockholders pursuant to the tender offer. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depository with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached Form W-9. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate Form W-8. A Form W-8 may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov. Failure to complete the Form W-9 or the appropriate Form W-8 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made of the Purchase Price pursuant to the Offer.
As described in Sections 3 and 13 of the Offer to Purchase, an applicable withholding agent, including the Depositary, may withhold U.S. federal income tax on the gross proceeds payable to certain stockholders who are foreign individuals or foreign entities pursuant to the Offer at a rate of 30% unless the stockholder provides the withholding agent with a validly completed and executed Form W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) or Form W-8BEN (with respect to income tax treaty benefits) claiming an exemption from withholding because the gross proceeds are effectively connected with the stockholder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, the gross proceeds are attributable to a United States permanent establishment maintained by such stockholder) or a reduced rate of withholding pursuant to an applicable income tax treaty, respectively. Such Form W-8ECI or W-8BEN may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov.
10.   Irregularities.
The Company will determine all questions as to Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. The Company reserves the right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any defect or irregularity in the tender of any particular shares. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary or the Information Agent (as the foregoing are defined in the Offer to Purchase) or any other person is or will be under any duty to give notification of any defect or irregularity in tenders, and none of them will incur any liability for failure to give any such notice.
11.   Requests for Assistance or Additional Copies.
Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent at its address and telephone numbers set forth below.

12.   Lost, Stolen, Destroyed or Mutilated Certificates.
If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call Computershare Trust Company, N.A., as Transfer Agent, at (800) 426-5523 regarding the requirements for replacement at the address set forth on the cover page of this Letter of Transmittal. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.
13.   Conditional Tenders.
As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal. In the box in this Letter of Transmittal, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.
As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares.
All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. Each stockholder is urged to consult his, her or its own tax advisor.
This Letter of Transmittal, properly completed and duly executed, together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, must be received before 5:00 P.M., New York City time, on the Expiration Date.

  Form W-9 (Rev. 12-2014)Page 2Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien; A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; An estate (other than a foreign estate); or A domestic trust (as defined in Regulations section 301.7701-7).Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States: In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a ‘‘saving clause.’’ Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.2. The treaty article addressing the income.3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.4. The type and amount of income that qualifies for the exemption from tax.5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.Backup WithholdingWhat is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called ‘‘backup withholding.’’ Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.Payments you receive will be subject to backup withholding if:1. You do not furnish your TIN to the requester,2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),3. The IRS tells the requester that you furnished an incorrect TIN,4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.Also see Special rules for partnerships above.What is FATCA reporting?The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.Updating Your InformationYou must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.PenaltiesFailure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of  $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.Specific InstructionsLine 1You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or ‘‘doing business as’’ (DBA) name on line 2.c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a ‘‘disregarded entity.’’ See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, ‘‘Business name/disregarded entity name.’’ If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

The Depositary for the Offer is:
By Mail:	By Hand or Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
Questions and requests for assistance may be directed to Georgeson LLC, the Information Agent for the Offer, at its telephone number and address set forth below. You may request additional copies of the Offer to Purchase and this Letter of Transmittal from the Information Agent at the telephone number and address set forth below. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(866) 357-4029 (Toll Free)